Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in these Registration Statements on Form S-8 (No. 333-40267, 333-43537, 333-43539, 333-43541, 333-43543, 333-43635, 333-67487, 333-92735, 333-31022, 333-100553, 333-141038, 333-163645, 333-175010 and 333-199685) and on Form S-3 (Nos. 333-85279, 333-88097, 333-95841, 333-31268, and 333-200784) of Casella Waste Systems, Inc. and its subsidiaries (the “Company”) of our report dated March 2, 2016, relating to our audits of the consolidated financial statements and the financial statement schedules as of December 31, 2015, December 31, 2014 and April 30, 2014, and for the fiscal year ended December 31, 2015, for the eight months ended December 31, 2014, and for the fiscal years ended April 30, 2014 and April 30, 2013, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015, included in the Annual Report on Form 10-K of Casella Waste Systems, Inc. for the fiscal year ended December 31, 2015.

/s/ RSM US LLP

Boston, Massachusetts

March 2, 2016